Exhibit 10.7

ESCROW AGREEMENT

     Escrow Agreement (this “Escrow Agreement”), dated as of January 15, 2003, by and among XO Communications, Inc., a Delaware corporation (the “Parent”), XO Management Services, Inc., a Washington corporation (the “Subsidiary”, and together with the Parent, the “Companies”), and U.S. Bank Trust National Association, as Escrow Agent (the “Escrow Agent”). The Parent and the Escrow Agent are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

     WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Parent; and

     WHEREAS, the Amended and Restated Certificate of Incorporation of the Parent (the “Charter”) and the agreements set forth on Schedule A hereto (collectively with the Charter, the “Indemnification Documents”) contain certain provisions relating to indemnification of, and advancement of expenses to, among others, current and former directors, officers and employees of the Companies for certain potential liabilities (each such current or former director, officer or employee, an “Indemnified Party” and collectively the “Indemnified Parties”); and

     WHEREAS, each person listed on Schedule B hereto (each a “Designated Indemnified Party” and collectively the “Designated Indemnified Parties”) is a current or former director and/or officer of the Companies covered by the Indemnification Documents;

     WHEREAS, the Companies desire to enter into this Escrow Agreement to provide a source for payment of the Companies’ obligations under the Indemnification Documents;

     NOW, THEREFORE, the Companies and the Escrow Agent hereby agree as follows:

     1.     APPOINTMENT AND ACCEPTANCE. The Companies hereby appoint the Escrow Agent as escrow agent for the purposes set forth herein and upon the terms and conditions hereinafter set forth. The Escrow Agent hereby accepts such appointment and agrees to act as escrow agent hereunder and to hold, invest and dispose of any funds received by it hereunder in accordance with the terms and conditions hereinafter set forth.

     2.     INDEMNIFICATION DOCUMENTS NOT LIMITED BY THIS ESCROW AGREEMENT. This Escrow Agreement and the deposit of the Escrow Deposit (as defined below) and the payment of the Escrow Deposit for the purposes described herein are without prejudice to, and are not in limitation of, any obligations of the Companies contained in the Indemnification Documents or the rights of the Indemnified Parties thereunder or under any other applicable agreements, statutes or laws. Except as set forth in Section 10 hereof, nothing herein is intended to or shall be construed as expanding or contracting the rights and obligations of the parties hereto pursuant to the Indemnification Documents or other applicable agreements, statutes or laws.

     3.     DEPOSIT OF ESCROW DEPOSIT. On the date hereof, the Subsidiary delivered to the Escrow Agent for deposit in escrow (all such amounts held by the Escrow Agent in escrow, the “Escrow Fund”) pursuant to the provisions hereof a wire transfer of immediately available funds in the amount of $25,000,000 (the “Escrow Deposit”). Receipt of the Escrow Deposit is hereby acknowledged by the Escrow Agent.

     4.     PURPOSE OF AGREEMENT. This Escrow Agreement has been executed and the Escrow Deposit has been made in order to assure the availability of funds, to the extent of the Escrow Deposit, necessary to pay the claims, liabilities, costs or expenses (including costs and expenses incurred in defending against any such claims or liabilities) incurred by the Indemnified Parties and for which the Indemnified Parties are entitled to be indemnified pursuant to the Indemnification Documents (“Covered Claims”), in the event that the Company otherwise fails to meet its obligations with respect to the Covered Claims.

     5.     INDEMNIFIED PARTY COMMITTEE.

             5.1    General. A committee (the “Committee”) of representatives of the Indemnified Parties (each such Committee member an “Indemnified Party Representative”, and collectively, the “Indemnified Party Representatives”) shall participate, in the manner set forth in Section 6 hereof, in the determination of whether any claim of any Indemnified Party is a Covered Claim. The Committee shall initially consist of three (3) members designated in accordance with Section 5.2 hereof as of the date hereof, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Committee.

             5.2    Appointment of Committee. The following three (3) individuals are hereby designated as the initial Indemnified Party Representatives: Daniel Akerson, Dennis Weibling and Gary Begeman.

             5.3    Voting of Committee. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of such Committee. The members of the Committee shall act only as a Committee, and the individual members thereof shall not have any powers as such. Any action required to be taken at a meeting of the Committee, or any other action, which may be taken at a meeting of the Committee, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by a majority of the members of the Committee, as the case may be. Such consent shall have the same effect and force as a unanimous vote of the Committee. Any member of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at this meeting.

             5.4    Resignation, Removal and Appointment. Any Indemnified Party Representative may resign from the Committee at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Parent. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein. Any Indemnified Party Representative may be removed by the written consent of a majority of the Designated Indemnified Parties. Any vacancy in the

Committee occurring from any cause whatsoever may be filled by the unanimous written consent of the remaining members of the Committee or by the written consent of a majority of the Designated Indemnified Parties.

             5.5    Authority of Majority Indemnified Parties Absolute. Notwithstanding anything in this Agreement to the contrary, the majority of the Designated Indemnified Parties (the “Majority Indemnified Parties”) shall have absolute authority by act of written consent to remove or appoint any Indemnified Party Representative, which removal or appointment shall be effective when written notice thereof shall be delivered by the Majority Indemnified Parties to the Parent and shall have been received by the Parent. Anything herein to the contrary notwithstanding, any of the Companies shall be entitled to rely upon any written notification which it receives from the Committee.

     6.     PROCEDURES FOR INDEMNIFICATION

     (a)    Notice of Claims. Promptly upon the discovery of any threatened action or the commencement of any action with respect to a Covered Claim (each such action, a “Proceeding”), an Indemnified Party or either of the Companies (to the extent either of the Companies discover or otherwise become aware of such Proceeding) shall provide written notice to the Parent and the Committee of such Covered Claim (a “Notice of Covered Claim”). Promptly upon notice of or commencement of any Proceeding or receipt of a Notice of Covered Claim, the Parent shall provide written notice of such Covered Claim to any Indemnified Party subject to or likely to be affected by the Proceeding.

     (b)    Representation Procedures. Promptly upon receipt of a Notice of Covered Claim or upon notice or discovery of or commencement of a Proceeding, the Parent shall, should it determine on a preliminary basis (without being deemed to have waived its right to take the contrary position at any time thereafter) that a Proceeding is a Covered Claim, promptly arrange for legal representation of any Indemnified Parties subject to or otherwise involved in the Proceeding, individually or, if appropriate, collectively with the Parent and/or the Subsidiary, in the Parent’s sole discretion, and the Parent shall be entitled to submit the entire cost thereof, whether or not such cost has already been paid by Parent, in a Claim Notice (as defined below) including, without limitation, reasonable attorneys’ fees, disbursements and amounts paid as the result of or in connection with such Proceeding (collectively, the “Reasonable Costs”); provided, however, that any Indemnified Party may notify the Parent in writing that he or she is retaining separate counsel and if (i) the employment of counsel by such Indemnified Party has been authorized in writing by the Parent or (ii) such Indemnified Party and the Parent has each been advised in writing by its or his counsel, such writing in form and substance reasonably satisfactory to the Parent, that there is a conflict of interest between such Indemnified Party and either the Parent, the Subsidiary or any other Indemnified Party in the conduct of the defense of such Proceeding, such Indemnified Party shall be entitled to submit the entire cost thereof, to the extent reasonable, in a Claim Notice (as defined below), including, without limitation, any Reasonable Costs; provided, further, that such Indemnified Party shall in any event cooperate with and assist the Parent, the Subsidiary and/or any other Indemnified Party subject to such Proceeding to the extent reasonably possible. Except as provided above, no Indemnified Party shall be permitted to conduct the defense of any Covered Claim and the Companies shall have the right to conduct such defense and make such determinations as are necessary in connection therewith and the Parent shall have the sole right and authority to settle any such Covered Claims and either have such settlement together with applicable costs of defending against such Covered Claim paid for or reimbursed out of the Escrow Fund, as defined herein, by submission of a Claim Notice, but only if such settlement contains an unconditional release of all applicable Indemnified Parities. If the Parent fails timely to defend, contest or otherwise protect any Indemnified Party against such Proceeding, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof (with the consent of Parent, not to be unreasonably withheld), and such Indemnified Party shall be entitled to submit the entire cost thereof in a Claim Notice (as defined below), including, without limitation, any Reasonable Costs. Notwithstanding the foregoing, upon receipt of any Claim Notice or Claims Objection, the Committee may obtain its own legal counsel (the “Committee Counsel”) with respect to (i) its deliberations on such Claim Notice or Claims Objection and (ii) any actions or proceedings relating to such Claim Notice or Claims Objection.

     (c)    Claim Certification. If at any time prior to the Release Date (as defined below), either Company or any Indemnified Party (each a “Claim Party”)) shall claim that it is entitled to payment of all or a portion of the Escrow Deposit by the incurrence of a Covered Claim, such Claim Party shall give notice (the “Claim Notice”) to the Parent and the Committee by delivering such Claim Notice to the legal counsel of such party as set forth in Section 17.1 herein. The Claim Notice shall be in the form of an affidavit which shall (i) state the name and address of the Claim Party making the Claim Notice, (ii) describe the event or events giving rise to the Claim Notice and specifying the amount of the Escrow Deposit requested to be disbursed to the Claim Party to indemnify or reimburse the Claim Party for the Covered Claim, (iii) identify the relevant Indemnification Document(s) pursuant to which the Covered Claim arises together with a statement describing the nature of the Covered Claim, (iv) relevant invoices or other supporting documentation, to the extent available, establishing the amount of the Covered Claim and (v) instructions for the delivery of any payment of Escrow Deposit made in respect of such Covered Claim. The Committee and the Parent shall each promptly evaluate any and all Claim Notices delivered to the Committee and the Parent and determine in good faith the validity of each such Claim Notice. If both the Committee and the Parent approve the Claim Notice, a written notification to that effect and including instructions to deliver the amount certified as valid signed by two Indemnified Party Representatives and the Parent, (an “Approved Claim Notice”) shall be delivered to the Escrow Agent with copies of such Approved Claim Notice delivered to the Designated Indemnified Parties.

     (d)    Disbursement; Objection Procedures. In the event that either the Committee or the Parent does not approve the Claim Notice, it shall notify the other in writing of such determination (each such writing, a “Claims Objection”) and provide a copy of Claims Objection to the party delivering the Claim Notice and to the Designated Indemnified Parties. The Escrow Agent shall not disburse any funds until it has (i) received instructions with respect to the Escrow Funds signed by the Committee and the Parent or (ii) received an order of a court of competent jurisdiction, in which case it shall comply with such instructions or the order as the case may be. After payment of any amount from the Escrow, the Escrow Agent shall promptly deliver a written notice of payment to the Parent and the Committee.

     (e)    Expenses of Disputed Claims. The reasonable fees and disbursements of Committee Counsel incurred in connection with Committee’s consideration of Claim Notices and Claim Objections and any actions or proceedings relating thereto shall be paid from the Escrow Account as requested by written request of the Committee to the Escrow Agent, provided that fees and disbursements in excess of $50,000 for each related group of Claim Notices and Claim Objections shall be payable only with the prior, written consent of the Parent, which consent will not be unreasonably withheld.

     7.     INVESTMENT OF ESCROW DEPOSIT.

     (a)    If the Escrow Agent shall have received specific written investment instruction from the Company, on a timely basis, to invest the Escrow Fund in (i) any U.S. Government security, repurchase agreements fully collateralized by U.S. Government securities or the securities of a U.S. Government agency or sponsored enterprises; which matures within three months from the date of the investment; (ii) any commercial paper rated A1/P1 or better; and/or (iii) a money market mutual fund governed under the 1940 Act which permits redemption of shares on any business day, the Escrow Agent shall invest the Escrow Fund, from time to time, pursuant to and as directed in such instructions. The Escrow Agent shall promptly after the last business day of each calendar month deliver to the Parent and the Committee a statement setting forth as of the last business day of the calendar month the cash and securities held hereunder and all income, interest or proceeds earned thereon; the Companies and the Indemnified Parties agree that, except for the foregoing, the Escrow Agent shall have no obligations to monitor, or advise the Companies, the Committee or the Indemnified Parties with respect to, such investments. On the first business day of each business quarter of the Parent, to the extent that the sum of (x) the Escrow Fund, as it exists from time to time, (y) the amount disbursed by the Escrow Agent as permitted hereby (z) the amount disbursed by the Escrow Agent to itself for its costs and expenses pursuant to the provisions hereof, exceeds $25 million, without taking into account any disbursement to the Parent pursuant to this Paragraph 7, such excess shall be disbursed promptly by the Escrow Agent by delivering such excess to the Parent by wire transfer of immediately available funds.

     (b)    Absent its timely receipt of such specific written investment instruction from the Company, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Fund. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

     (c)    Tax Reporting. Each of the Indemnified Parties and the other Parties hereto, agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund in any tax year shall be reported as allocated to the Parent.

     8.     RELEASE DATE AND TERMINATION OF ESCROW.

     (a)    On the second anniversary of the date on which the Escrow Deposit is made (“Release Date”), the Escrow Agent shall ascertain the amount of the escrow balance (the “Escrow Balance”), which amount shall equal the amount of Escrow Deposit (including all interest or other income attributable thereto and not previously disbursed) then held hereunder less the amount or estimated amount of Escrow Deposit, if any, then covered by a Notice of Covered Claim and as to which final disbursement has not been made, for any reason. On the business day following the Release Date, the Escrow Agent shall deliver to the Parent the Escrow Balance by wire transfer of immediately available funds. Within five business days of the later of (i) the Release Date and (ii) the date of the settlement or final judicial resolution of all Covered Claims in respect of bona fide third party suits for which Notices of Covered Claims were filed prior to the Release Date, the Escrow Agent shall deliver to the Parent any additional Escrow Balance by wire transfer of immediately available funds. Once all requests for payment of Covered Claims have been settled and all of the Escrow Deposit has been paid out in accordance with the foregoing provisions, this Escrow Agreement and all of the obligations of the Escrow Agent hereunder shall terminate.

     (b)    The Escrow Agent is authorized to liquidate the securities held hereunder (unless directed in writing by the Parent and the Committee to distribute such securities in some other specified manner) to the extent necessary to disburse as provided in this Agreement and shall have no liability for any loss arising out of any such liquidation.

     9.     ESCROW AGENT’S LIABILITY. The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent and shall have not be responsible for any agreements referred to or described herein, including, but not limited to, the Charter or the Indemnification Agreements. In the absence of bad faith, gross negligence or willful misconduct on its part, the Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Escrow Agent. The Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it in good faith and without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Escrow Agreement, except for its own bad faith, gross negligence or willful misconduct. The Escrow Agent may consult with counsel of its own choice at its own expense and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification. In no event shall the Escrow Agent be liable for indirect, punitive or special or consequential damages or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action. Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Funds (or take any action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) business days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

     10.     INDEMNIFICATION OF ESCROW AGENT AND COMMITTEE. The Companies hereby jointly and severally agree to indemnify the Escrow Agent, the Committee and any Indemnified Party Representative for, and to hold each of them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Escrow Agent, the Committee and any Indemnified Party Representative, arising out of or in connection with this Escrow Agreement, carrying out each of their duties hereunder and, in the case of the Escrow Agent, accepting the Escrow Deposit, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder (including reasonable fees, expenses and disbursements of counsel). Any amounts claimed pursuant to this section 10 (the “Indemnification Agent Claims”) by the Escrow Agent (including, without limitation, any reasonable expenses of the Committee and any Indemnified Party and any reasonable fees and expenses of Committee Counsel and counsel to the Escrow Agent), the Committee and/or any Indemnified Party Representative shall be paid (a) from the Escrow Deposit and (b) if the Escrow Deposit does not have sufficient funds to pay such claim, any remaining unpaid amount shall be paid by the Companies. Notwithstanding anything herein to the contrary, any Indemnification Agent Claims shall be paid promptly upon demand and are not subject to Section 6 hereof.

     11.     TAX INDEMNIFICATION. Each of the Parent and the Subsidiary agrees, jointly and severally, (i) to assume for the benefit of the Escrow Agent any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Fund or performance of other activities under this Agreement; provided that each Indemnified Person shall be responsible for such obligations, if any, imposed upon such person by applicable tax law with respect to any payments or distributions made to such person, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Fund, the management established hereby, any payment or distribution of or from the Escrow Fund pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

     12.     ESCROW AGENT TO FOLLOW INSTRUCTIONS OF THE COMPANIES AND THE COMMITTEE. Notwithstanding any provision contained herein to the contrary, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrow Deposit (and the securities in which any of the Escrow Deposit shall have been invested) as shall be directed in writing by both the Companies and the Committee;

provided that the Escrow Agent shall first be indemnified to its satisfaction with respect to any of its costs or expenses which might be involved in so acting. In no event shall the Escrow Agent be required or permitted to act at the direction of the Indemnified Parties, or any of them. In no event shall the Indemnified Parties be required to join with the Committee and/or the Companies in any direction or instruction to the Escrow Agent.

     13.     RESIGNATION OF ESCROW AGENT. The Escrow Agent, or any successor, may resign at any time, upon giving written notice 60 days before such resignation shall take effect, to the Companies and the Committee. In the event the Escrow Agent shall resign or be unable to serve, it shall be succeeded by such bank or trust company as the Committee shall appoint, or if no appointment is made, by a bank or trust company appointed by a court of competent jurisdiction. In the absence of a successor so appointed by the Committee, the Escrow Agent may petition such a court to appoint a successor escrow agent. The resigning escrow agent shall transfer to its successor all monies, securities and investments then held subject to this Escrow Agreement and all pending notices, instructions and directions then in its possession, and shall thereupon be discharged, and the successor shall thereupon succeed to all the rights, powers and duties and shall assume all of the obligations of the resigning escrow agent.

     14.     ESCROW AGENT’S FEE AND EXPENSES. All reasonable fees of the Escrow Agent for the services rendered by the Escrow Agent pursuant to the provision of this Escrow Agreement shall be paid by the Companies promptly after receipt of a written request for payment by the Escrow Agent.

     15.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the Parties hereto.

     16.     RELATIONSHIP WITH INSURANCE. The Escrow Account shall not be available to cover Claims with respect to actions or events occurring after the Effective Date (as such term is defined in the Third Amended Plan of Reorganization of the Parent, dated July 22, 2002).

     17.     GENERAL PROVISIONS.

                17.1    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or received with evidence of confirmation of receipt to the parties at the following addresses:

(a)	If to the Escrow Agent:

U.S. Bank Trust National Association c/o State Street Bank and Trust, N.A. 61 Broadway, 15th Floor New York, NY 10006 Attn: Jason G. Gregory

(b)	If to the Companies:

XO Communications, Inc. 11111 Sunset Hills Road Reston, VA 20190 Attn: General Counsel

(c)	If to any or all of the Indemnified Parties or the Committee, at the addresses specified on Schedule A and B.

                17.2    Waiver. The rights and remedies of the Parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

                17.3    Entire Agreement and Modification. This Escrow Agreement supersedes all prior oral or written agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Escrow Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by the Companies, the Majority Indemnified Parties and the Escrow Agent.

                17.4    Assignments, Successors and Third-Party Rights. Subject to Section 15 above, no Party may assign any of its rights under this Escrow Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Escrow Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties, and, in the event of the death of an Indemnified Party, to the estate of such Indemnified Party. It is expressly acknowledged and agreed by the Parties that the Indemnified Parties are intended to be and shall be third party beneficiaries of this Escrow Agreement entitled to the benefits specified herein. Nothing expressed or referred to in this Escrow Agreement will be construed to give any person other than the parties to this Escrow Agreement and the Indemnified Parities any legal or equitable right, remedy, or claim under or with respect to this Escrow Agreement or any provision of this Escrow Agreement.

                17.5    Severability. If any provision of this Escrow Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Escrow Agreement will remain in full force and effect. Any provision of this Escrow Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                17.6    Section Headings; Construction. The headings of Sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Sections” refer to the corresponding Sections of this Escrow Agreement. All words used in this Escrow Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

                17.7    Governing Law. This Escrow Agreement issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State, irrespective of any contrary result otherwise required by applicable conflict or choice of law rules. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Escrow Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 15.1 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding.

                17.8    Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Escrow Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                17.9    Strict Construction. The language used in this Escrow Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.
SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first written above.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Jason G. Gregory Name: Jason G. Gregory Title: Assistant Vice President

XO COMMUNICATIONS, INC.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Senior Vice President, General Counsel

XO MANAGEMENT SERVICES, INC.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Senior Vice President, General Counsel

Schedule A

Indemnification Documents

Indemnification Agreements, dated July 14, 2002, by and between XO Management Services, Inc. and each of the following individuals:

Daniel F. Akerson
Nathaniel A. Davis
Craig O. McCaw
Sharon L. Nelson
Jeffery S. Raikes
Dennis M. Weibling
Nicolas Kauser
Sandra J. Horbach
Peter C. Waal
John H. Myers
Wayne M. Rehberger
Nancy B. Gofus
John H. Jacquay
Mark W. Faris
Gary D. Begeman
William F. Garrahan

Mutual Release and Settlement Agreement, dated October 13, 2002, by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. and Teléfonos de México, S.A. de C.V.

Schedule B

Designated Indemnified Parties

Daniel F. Akerson
Nathaniel A. Davis
Joseph L. Cole
Sandra J. Horbach
Nicolas Kauser
Craig O. McCaw
John H. Myers
Sharon L. Nelson
Henry R. Nothhaft
Jeffery S. Raikes
Peter C. Waal
Dennis M. Weibling
Wayne M. Rehberger
Nancy B. Gofus
John H. Jacquay
Mark W. Faris
Gary D. Begeman
William F. Garrahan
Michael S. Ruley
R. Gerard Salemme